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                                                                    EXHIBIT 99.2

                  CONSENT TO BE NAMED AS A PROPOSED DIRECTOR

  The undersigned, Ronald W. Burkle, hereby consents to being named as a proposed Director of Smith's Food & Drug Centers, Inc., a Delaware corporation (the "Company"), in the Registration Statement on Form S-3 (No. 333-01601) of the Company relating to the Company's Senior Notes due 2006, Senior Subordinated Notes due 2007, Cumulative Redeemable Exchangeable Preferred Stock and Subordinated Exchange Debentures due 2008, and all amendments thereto.

                                                  /s/ Ronald W. Burkle
                                          -------------------------------------
                                                      Ronald W. Burkle

Dated: April 16, 1996